                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 6, 1999



                               ShopKo Stores, Inc.
               (Exact Name of Registrant As Specified In Charter)



                                    Wisconsin
                 (State Or Other Jurisdiction Of Incorporation)



               1-10876                             41-0985054
       (Commission File Number)          (IRS Employer Identification No.)



       700 Pilgrim Way; Green Bay, Wisconsin                  54304
  (Address Of Principal Executive Offices)                  (Zip Code)



                                 (920) 429-2211
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          (Former Name Or Former Address, If Changed Since Last Report)

This Form 8-K/A amends the Registrant's Current Report on Form 8-K dated July 6, 1999 to incorporate Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits. The Current Report on Form 8-K dated July 6, 1999 related to (i) the Registrant's acquisition of Pamida Holdings Corporation, and
(ii) exhibits filed in connection with the Registrant's Registration Statement on Form S-3 (Reg. No. 333-79763).

Item 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) Financial Statements of the Business Acquired

      The following financial statements for the acquired business are filed herewith:

      Independent Auditors' Report on Pamida Holdings Corporation and Subsidiary Consolidated Financial Statements for the Fiscal Years ended January 31, 1999, February 1, 1998, and February 2, 1997.

      Pamida Holdings Corporation and Subsidiary: Consolidated Statements of Operations for the Fiscal Years ended January 31, 1999, February 1, 1998, and February 2, 1997.

      Pamida Holdings Corporation and Subsidiary: Consolidated Balance Sheets as of January 31, 1999 and February 1, 1998.

      Pamida Holdings Corporation and Subsidiary: Consolidated Statements of Stockholders' Equity for the Fiscal Years ended January 31, 1999, February 1, 1998, and February 2, 1997.

      Pamida Holdings Corporation and Subsidiary: Consolidated Statements of Cash Flows for the Fiscal Years ended January 31, 1999, February 1, 1998, and February 2, 1997.

      Notes to the Consolidated Financial Statements.

      Pamida Holdings Corporation and Subsidiary: Unaudited Consolidated Balance Sheets as of May 2, 1999 and May 3, 1998.

      Pamida Holdings Corporation and Subsidiary: Unaudited Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the thirteen weeks ended May 2, 1999 and May 3, 1998.

      Notes to the Consolidated Financial Statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Pamida Holdings Corporation
Omaha, Nebraska



   We have audited the accompanying consolidated balance sheets of Pamida Holdings Corporation and subsidiary as of January 31, 1999 and February 1, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended January 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Pamida Holdings Corporation and subsidiary as of January 31, 1999 and February 1, 1998, and the results of their operations and their cash flows for each of the three years in the period ended January 31, 1999 in conformity with generally accepted accounting principles.



/s/  Deloitte & Touche LLP



DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 9, 1999

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA)


                                                                                                      Fiscal Year Ended
                                                                                     -----------------------------------------------
                                                                                        January 31,     February 1,      February 2,
                                                                                          1999             1998             1997
                                                                                       (52 weeks)       (52 Weeks)       (53 Weeks)
                                                                                     --------------   --------------   -------------

Sales ..........................................................................        $672,394        $ 657,017         $ 633,189
Cost of goods sold .............................................................         504,826          495,082           479,099
                                                                                        --------        ---------         ---------

Gross profit ...................................................................         167,568          161,935           154,090
                                                                                        --------        ---------         ---------

Expenses:
   Selling, general and administrative .........................................         134,288          128,436           124,429
   Interest ....................................................................          25,847           30,213            30,457
                                                                                        --------        ---------         ---------
                                                                                         160,135          158,649           154,886
                                                                                        --------        ---------         ---------
Income (loss) before provision for income
   taxes and extraordinary item ................................................           7,433            3,286              (796)
Income tax  provision ..........................................................           2,887                -                 -
                                                                                        --------        ---------         ---------

Income (loss) before extraordinary item ........................................           4,546            3,286              (796)
Extraordinary item .............................................................               -            1,735                 -
                                                                                        --------        ---------         ---------
Net income (loss) ..............................................................           4,546            5,021              (796)
Effect of preferred stock reclassification .....................................               -              756                 -

Less provision for preferred dividends and discount amortization ...............               -             (407)             (391)
                                                                                        --------        ---------         ---------

Net income (loss) available for common shares ..................................        $  4,546        $   5,370         $  (1,187)
                                                                                        ========        =========         =========


Basic income (loss) per share:
   Income (loss) before extraordinary item .....................................        $    .50        $     .62         $    (.24)
   Extraordinary item ..........................................................               -              .30                 -
                                                                                        --------        ---------         ---------

   Basic income (loss) .........................................................        $    .50        $     .92         $    (.24)
                                                                                        ========        =========         =========


Diluted income (loss) per share:

    Income (loss) before extraordinary item ....................................        $    .50        $     .62         $    (.24)
    Extraordinary item .........................................................               -              .29                 -
                                                                                        --------        ---------         ---------
    Diluted income (loss) ......................................................        $    .50        $     .91         $    (.24)
                                                                                        ========        =========         =========





                 See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
              (DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA)


                                                                                   January 31,    February 1,
                                     ASSETS                                           1999           1998
                                                                                  -----------     -----------
Current assets:
   Cash .........................................................................   $   7,588    $     6,816
   Accounts receivable, less allowance for doubtful accounts of $50 in both
     years.......................................................................      10,125          8,384
   Merchandise inventories ......................................................     180,063        152,927
   Prepaid expenses .............................................................       3,698          2,838
                                                                                    ---------    -----------
      Total current assets ......................................................     201,474        170,965
Property, buildings and equipment, net ..........................................      38,411         40,812
Leased property under capital leases, less accumulated
   amortization of $18,024 and $15,387, respectively ............................      28,254         25,181
Deferred financing costs ........................................................       2,301          2,755
Other assets ....................................................................      27,775         20,368
                                                                                    ---------    -----------
                                                                                    $ 298,215    $   260,081
                                                                                    =========    ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Accounts payable .............................................................   $  53,772    $    47,687
   Loan and security agreement ..................................................      66,497         45,194
   Accrued compensation .........................................................       5,405          5,768
   Accrued interest .............................................................       6,614          6,668
   Other accrued expenses .......................................................      12,196         13,791
   Income taxes - deferred and current payable ..................................      11,740         12,546
   Current maturities of long-term debt .........................................          47             47
   Current obligations under capital leases .....................................       1,874          1,843
                                                                                    ---------    -----------
      Total current liabilities .................................................     158,145        133,544
Long-term debt, less current maturities .........................................     140,242        140,289
Obligations under capital leases, less current obligations ......................      35,925         32,156
Other long-term liabilities .....................................................      11,442          6,367
Commitments and contingencies (Note O) ..........................................           -              -

Stockholders' equity:
   Common stock, $.01 par value; 25,000,000 shares authorized; 6,025,595
      and 5,970,439 shares issued and outstanding ...............................          60             60
   Nonvoting common stock, $.01 par value; 4,000,000 shares authorized;
      3,050,473 shares issued and outstanding ...................................          30             30
   Additional paid-in capital ...................................................      30,776         30,586
   Accumulated deficit ..........................................................     (78,405)       (82,951)
                                                                                    ---------    -----------
      Total stockholders' deficit ...............................................     (47,539)       (52,275)
                                                                                    ---------    -----------
                                                                                    $ 298,215    $   260,081
                                                                                    =========    ===========


                See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (DOLLAR AMOUNTS IN THOUSANDS)



                                                                                          Nonvoting      Additional
                                                                               Common       Common        Paid-in    (Accumulated
                                                                               Stock        Stock         Capital       Deficit)
                                                                              ---------  -----------    -----------  ------------

 Balance at January 28, 1996..............................................       $50         $ -         $   968        $(87,134)

   Net loss ..............................................................         -           -               -            (796)
   Amortization of discount on 14-1/4%
      junior cumulative preferred ........................................         -           -               -             (49)
   Accrued dividends for preferred stockholders...........................         -           -               -            (342)
                                                                                 ---         ---         -------        --------
Balance at February 2, 1997 ..............................................        50           -             968         (88,321)

    Net income ...........................................................         -           -               -           5,021
    Amortization of discount on 14-1/4%
     junior cumulative preferred .........................................         -           -               -             (38)
    Accrued dividends for preferred stockholders .........................         -           -               -            (369)
    Reclassification of preferred stock into common stock ................         3           -           1,811             756
    Payment of notes with common stock ...................................         7          30          20,236               -
    Gain on payment of notes held by Venture (net of tax) ................         -           -           7,571               -
                                                                                 ---         ---         -------        --------

Balance at February 1, 1998 ..............................................        60          30          30,586         (82,951)

    Net income ...........................................................         -           -               -           4,546
    Exercise of stock options ............................................         -           -             190               -
                                                                                 ---         ---         -------        --------

Balance at January 31, 1999 ..............................................       $60         $30         $30,776        $(78,405)
                                                                                 ===         ===         =======        ========





                 See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (DOLLAR AMOUNTS IN THOUSANDS)




                                                                                                        Fiscal Year Ended
                                                                                           ----------------------------------------

                                                                                           January 31,    February 1,    February 2,
                                                                                              1999           1998           1997
                                                                                           (52 Weeks)     (52 Weeks)     (53 Weeks)
                                                                                            ----------    ----------     ----------
Cash flows from operating activities:
   Net income (loss) ..................................................................      $  4,546       $  5,021       $   (796)
                                                                                             --------       --------       --------
      Adjustments to reconcile net income (loss) to net cash from operating activities:
         Depreciation and amortization ................................................        13,456         12,668         11,773
         Provision for LIFO inventory valuation .......................................           385            606            874
         Provision (benefit) for deferred income taxes ................................        (2,738)        (3,297)         3,305
         Noncash interest expense .....................................................             -          3,974          4,473
         Gain on disposal of assets ...................................................        (1,032)          (150)           (56)
         Deferred retirement benefits .................................................          (129)          (142)          (125)
         Extraordinary item ...........................................................             -         (1,735)             -
         Decrease in store closing reserves ...........................................        (1,967)        (3,457)        (3,726)
         Changes in operating assets and liabilities:
              (Increase) decrease  in merchandise inventories .........................       (27,521)         3,957         (7,527)
              Increase in other operating assets ......................................        (3,910)          (957)        (2,057)
              Increase (decrease) in accounts payable .................................         6,085         (6,558)        (8,842)
              (Decrease) increase in income taxes payable .............................          (294)         3,537         (3,250)
              Increase (decrease) in other operating liabilities ......................         7,385          8,021         (1,943)
                                                                                             --------       --------       --------
         Total adjustments ............................................................       (10,280)        16,467         (7,101)
                                                                                             --------       --------       --------
         Net cash from operating activities ...........................................        (5,734)        21,488         (7,897)
                                                                                             --------       --------       --------
Cash flows from investing activities:
   Capital expenditures ...............................................................        (8,328)        (6,654)        (4,947)
   Capitalized software costs .........................................................        (6,435)        (3,848)        (3,680)
   Proceeds from disposal of assets ...................................................         2,095          1,701            917
   Proceeds from sale-leaseback of store facilities ...................................         8,475              -              -
   Principal payments received on notes receivable ....................................            52             18             16
   Assets acquired for sale ...........................................................             -              -           (391)
   Changes in constructed stores to be refinanced through lease
          financing ...................................................................        (8,720)         1,790         (5,845)
                                                                                             --------       --------       --------
      Net cash from investing activities ..............................................       (12,861)        (6,993)       (13,930)
                                                                                             --------       --------       --------
Cash flows from financing activities:
   Borrowings (payments) under loan and security agreement, net .......................        21,303        (11,921)        25,527
   Principal payments on other long-term debt .........................................           (47)           (75)        (1,335)
   Payments for deferred finance costs ................................................          (169)          (225)           (54)
   Principal payments on capital lease obligations ....................................        (1,910)        (1,781)        (2,636)
   Fees related to payment of debt and reclassification of
          preferred stock .............................................................             -           (650)             -
   Proceeds from the exercise of  stock options .......................................           190              -              -
                                                                                             --------       --------       --------
         Net cash from financing activities ...........................................        19,367        (14,652)        21,502
                                                                                             --------       --------       --------
   Net increase (decrease) in cash ....................................................           772           (157)          (325)
   Cash at beginning of year ..........................................................         6,816          6,973          7,298
                                                                                             --------       --------       --------

Cash at end of year ...................................................................      $  7,588       $  6,816       $  6,973
                                                                                             ========       ========       ========

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (DOLLAR AMOUNTS IN THOUSANDS) - (CONTINUED)


                                                                                               Fiscal Year Ended
                                                                                ----------------------------------------------------
                                                                                     January 31,      February 1,      February 2,
                                                                                         1999             1998            1997
                                                                                      (52 weeks)       (52 Weeks)      (53 Weeks)
                                                                                ------------------- -------------  -----------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid (received) during the year for:
      Interest ..................................................................        $ 25,278         $ 25,834         $ 24,804

      Income taxes:
         Payments to taxing authorities .........................................           1,608              112              386
         Refunds received from taxing authorities ...............................            (141)          (3,952)            (442)


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:
    Capital lease obligations incurred when the Company entered
      into lease agreements for new store facilities and equipment ..............        $  5,710            $   -         $     11
    Amortization of discount on junior cumulative preferred stock
      recorded as a direct charge to accumulated deficit ........................               -               38               49
    Payment of interest in kind by increasing the
      principal amount of the notes .............................................               -            3,561            4,141
    Provision for dividends payable .............................................               -              369              342
    Common stock issued in payment of notes
      and reclassification of preferred stock ...................................               -            8,690                -
    Nonvoting common stock issued in payment
      of notes ..................................................................               -           27,454                -
    Notes paid with, and preferred stock reclassified into,
      common stock ..............................................................               -          (36,144)               -


                See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA)



A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Pamida Holdings Corporation (the "Company") was formed for the sole purpose of acquiring Pamida, Inc. ("Pamida") through a merger in a leveraged buy-out transaction which was consummated on July 29, 1986.

         CONSOLIDATION - The consolidated financial statements include the results of operations, account balances and cash flows of the Company and its wholly-owned subsidiary, Pamida, and of Seaway Importing Company ("Seaway") and Pamida Transportation Company, wholly-owned subsidiaries of Pamida. All material intercompany accounts and transactions have been eliminated in consolidation.

         FISCAL YEAR - All references in these financial statements to fiscal years are to the calendar year in which the fiscal year ends.

         LINE OF BUSINESS - Through Pamida, the Company is engaged in the operation of general merchandise retail stores in a fifteen-state Midwestern, North Central and Rocky Mountain area. Seaway imports primarily seasonal merchandise for sale to Pamida. Pamida Transportation Company operated as a contract carrier for Pamida until July 1995, at which time independent contractors were engaged to provide all transportation needs of the Company. Because of the similarity in nature of the Company's businesses, the Company operates as a single business segment.

         REVENUE RECOGNITION - Pamida operates its stores on a self-service, primarily cash-and-carry basis. Because of the insignificance of sales returns, revenue is recognized at the point-of-sale without allowance for returns.

         CASH FLOW REPORTING - For purposes of the statement of cash flows, the Company considers all temporary cash investments purchased with a maturity of three months or less to be cash equivalents. There were no temporary investments at January 31, 1999 and February 1, 1998.

         MERCHANDISE INVENTORIES - Substantially all of the Company's inventory is stated at the lower of cost (last-in, first-out) or market.

         PROPERTY, BUILDINGS AND EQUIPMENT - Property, buildings and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives. Buildings and building improvements are generally depreciated over 8-40 years, while store, distribution center and office equipment, vehicles and aircraft equipment are generally depreciated over 3-10 years. Leasehold improvements are depreciated over the life of the lease or the estimated life of the asset, whichever is shorter.

         LEASED PROPERTY UNDER CAPITAL LEASES - Noncancellable financing leases are capitalized at the estimated fair value of the leasehold interest and are amortized on the straight-line method over the terms of the leases.

         LONG-LIVED ASSETS - When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of asset carrying values, including associated goodwill, using estimates of future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values.

         DEFERRED FINANCING COSTS AND ORIGINAL ISSUE DEBT DISCOUNT - Deferred financing costs are being amortized using the straight-line method over the terms of the issues which approximates the effective interest method. Original issue debt discount is being amortized using the effective interest method over the terms of the issues.

         ADVERTISING COSTS - Advertising costs are expensed as incurred and netted to $11,936, $10,468 and $11,653 for fiscal years 1999, 1998 and 1997, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

         PRE-OPENING EXPENSES - Costs related to opening new stores are expensed as incurred.

         SOFTWARE COSTS - The Company capitalizes internally developed software costs, which then are amortized on a straight-line basis over three to five years.

         STOCK-BASED COMPENSATION - The Company accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (APB 25) which utilizes the intrinsic value method.

         EARNINGS PER SHARE - Basic income per common share is based on the weighted average outstanding common shares during the respective period. Diluted income per share is based on the weighted average outstanding common shares and the effect of all dilutive potential common shares, including stock options.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The historical cost of financial instruments (cash, accounts receivable, accounts payable and the Company's committed line of credit) as presented in the financial statements approximates their fair value in all instances, except for long-term debt, which is disclosed in Note F.

         RECLASSIFICATIONS - Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.

B.  NET INCOME PER SHARE

         The following table provides a reconciliation between basic and diluted income (loss) per share (income and shares in thousands):


                                         1999                                   1998                               1997
                             ----------------------------           ---------------------------       ----------------------------
                                                Per Share                             Per Share                          Per Share
                             Income    Shares     Amount            Income    Shares    Amount        Loss     Shares      Amount
                             ----------------------------           ---------------------------       ----------------------------

Income (loss) before
  extraordinary item         $ 4,546                                $ 3,286                            $  (796)
Less provision for
  preferred dividends and
  discount amortization           -                                    (407)                              (391)
Effect of preferred stock
  reclassification                -                                     756                                -
                             -------                                -------                            -------

Basic income (loss)
  before extraordinary
  item                         4,546   9,046    $     .50             3,635    5,843   $    .62         (1,187)  5,005   $   (.24)

Effect of dilutive stock
  options                         -       48           -                 -        32                        -       -
                             -------   -----    ---------           -------   ------   --------       -------- -------   --------

Diluted income (loss)
  before extraordinary
  item                       $ 4,546   9,094    $     .50           $ 3,635    5,875   $    .62        $(1,187)  5,005   $   (.24)
                             ============================           ===========================       ===========================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)


C.  MERCHANDISE INVENTORIES

         Total inventories would have been higher at January 31, 1999 and February 1, 1998 by $7,565 and $7,180, respectively, had the FIFO (first-in, first-out) method been used to determine the cost of all inventories. On a FIFO basis, net income before extraordinary item would have been $4,931, $3,892 and $78 respectively, for fiscal years 1999, 1998, and 1997. During fiscal years 1999, 1998, and 1997, certain inventory quantities were reduced resulting in a liquidation of certain LIFO layers carried at costs which were lower than the cost of current purchases, the effect of which increased net income by $33, $263, and $116, respectively.

D.  PROPERTY, BUILDINGS AND EQUIPMENT

         Property, buildings and equipment consists of:

                                                                         Jan. 31,                 Feb. 1,
                                                                           1999                    1998
                                                                        ----------               ---------
         Land and land improvements..............................       $    3,504               $   4,030
         Buildings and building improvements.....................           18,807                  22,183
         Store, warehouse and office equipment...................           65,349                  59,842
         Vehicles and aircraft equipment.........................            1,658                   1,551
         Leasehold improvements..................................           18,186                  16,944
                                                                        ----------               ---------
                                                                           107,504                 104,550
         Less accumulated depreciation and amortization                     69,093                  63,738
                                                                        ----------               ---------
                                                                        $   38,411               $  40,812
                                                                        ==========               =========

E.  OTHER ASSETS

         Other assets consist of:

                                                                         Jan. 31,                 Feb. 1,
                                                                           1999                    1998
                                                                        ----------               ---------
         Constructed stores to be refinanced through lease financing    $   10,084               $   7,969
         Unamortized software costs, net.........................           14,568                  10,435
         Other...................................................            3,123                   1,964
                                                                        ----------               ---------
                                                                        $   27,775               $  20,368
                                                                        ==========               =========


         The Company contracted for the construction of five and eleven stores during the periods ended February 1, 1998 and January 31, 1999, respectively. The construction costs capitalized are recorded as other long-term assets during the period of construction and for the period following completion of construction to the date of sale of such stores through lease financing arrangements. The construction costs for twelve stores remain in Other Assets at January 31, 1999. The cost of construction has been financed through the Company's working capital, including the Company's committed line of credit, and cash flow from operations. In the first half of fiscal 1999, the Company sold and leased back six store properties with net cash proceeds totaling $8,475. Proceeds from the sales were used to reduce outstanding indebtedness under the Company's committed line of credit.

F.  FINANCING AGREEMENTS

         Pamida, Inc.'s (Pamida) committed Loan and Security Agreement (the Agreement) was amended and restated on July 2, 1998 and extended to July 2001. The amendment increased the maximum borrowing limit to $125,000 from $95,000 and reduced interest rate spreads by 75 basis points. The amended $125,000 facility includes a $25,000 supplemental facility primarily intended for real estate development activities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

         Borrowings under the Agreement bear interest at a rate which is tied to the prime rate (as defined) or the London Interbank Offered Rate (LIBOR), generally at Pamida's discretion. Included in the July 2, 1998 amendment to the Agreement were provisions substantially increasing the maximum permitted borrowings available to Pamida. The amounts Pamida is permitted to borrow are determined by a formula based upon the amount of Pamida's eligible inventory from time to time. Such borrowings are secured by security interests in all of the current assets (including inventory) of Pamida and by liens on certain real estate interests and other property of Pamida. The Company and two subsidiaries of Pamida have guaranteed the payment and performance of Pamida's obligations under the Agreement and have pledged some or all of their respective assets, including the stock of Pamida owned by the Company, to secure such guarantees.

         The Agreement contains provisions imposing operating and financial restrictions on the Company. The Agreement requires the achievement of specified minimum amounts of cash flow (as defined). Other restrictions in the Agreement and those provided under the Indenture relating to the Senior Subordinated Notes will affect, among other things, the ability of Pamida to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, create liens, enter into leases, sell assets or engage in mergers or acquisitions, make capital expenditures and make investments.

         The maximum amount of borrowings under the Agreement during fiscal 1999 and 1998 was $66,469 and $66,461, respectively. The weighted average amounts of borrowings under the Agreement for fiscal 1999 and 1998 were $48,414 and 52,869, respectively; and the weighted average interest rates were 8.9% and 9.8%, respectively.

         Long-term debt consists of:

                                                                         Jan. 31,                 Feb. 1,
                                                                           1999                    1998
                                                                        ----------               ---------
         Senior Subordinated Notes, 11.75%, due March 2003              $  140,000               $ 140,000
         Industrial development bond 5.5%, due in monthly
          installments through 2005.............................               289                     336
                                                                        ----------               ---------
                                                                           140,289                 140,336
         Less current maturities.................................               47                      47
                                                                        ----------               ---------
                                                                        $  140,242               $ 140,289
                                                                        ==========               =========

         As of January 31, 1999 and February 1, 1998, the fair value of long-term debt was $134,992 and $144,489, respectively. The fair value of long-term debt was estimated based on quoted market values for the notes. The aggregate maturities of long-term debt in each of the next five fiscal years are $47, $47, $47, $47 and $140,047.

         The Senior Subordinated Notes are unsecured and are subordinate borrowings under the Agreement. Presently, under the most restrictive debt covenants, the Company is not permitted to pay dividends on its common stock.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

G.  INCOME TAXES

         Components of the income tax provision (benefit) from continuing operations are as follows:

                                                                                    Year Ended
                                                                        ----------------------------------
                                                                         Jan. 31,     Feb. 1,     Feb. 2,
                                                                          1999         1998        1997
                                                                        ---------    --------    ---------
Current:
   Federal.......................................................       $     (12)   $    491    $  (3,155)
   State.........................................................             161         311         (150)
                                                                        ---------    --------    ---------
                                                                              149         802       (3,305)
                                                                        ---------    --------    ---------

Deferred:
   Federal.......................................................           2,409      (1,616)       3,189
   State.........................................................             329        (330)         116
Utilization of tax benefit carryforward..........................             -         2,718          -
Change in beginning of year valuation allowance..................             -        (1,574)         -
                                                                        ---------    --------    ---------
                                                                            2,738        (802)       3,305
                                                                        ---------    --------    ---------
Total provision from continuing operations.......................       $   2,887    $    -      $     -
                                                                        =========    ========    =========


         The differences between the U.S. Federal statutory tax rate and the Company's effective tax rate are as follows:

                                                                                    Year Ended
                                                                        ----------------------------------
                                                                         Jan. 31,     Feb. 1,      Feb. 2,
                                                                          1999         1998         1997
                                                                        ---------    --------     --------
Statutory rate...................................................           34.0%       34.0%      (34.0)%
State income tax effect..........................................            4.4         4.6        (2.8)
Valuation allowance..............................................             -        (40.9)       25.1
Accretion of discount on junior  subordinated debt...............             -          1.3         6.8
Other............................................................             .4         1.0         4.9
                                                                        ---------    --------     --------
                                                                            38.8%         -           -
                                                                        =========    ========     ========


         In fiscal 1998, income tax expense allocated to the extraordinary item was $379 and income tax expense charged directly to stockholders' equity was $1,821. These amounts are net of a change in the beginning of year valuation allowance of $2,495.

         Significant temporary differences between reported and taxable income that give rise to deferred tax assets and liabilities were as follows:


                                                                             Year Ended
                                                                         Jan. 31,     Feb. 1,
                                                                          1999         1998
                                                                        ---------    --------
Net current deferred tax liabilities:
     Inventories...................................................     $  14,155    $13,910
     Prepaid insurance.............................................           240        172
     Other.........................................................           790        423
     Post employment health costs..................................           (85)      (135)
     Accrued expenses..............................................        (3,034)    (2,192)
     Store closing costs...........................................          (623)    (1,246)
                                                                        ---------    -------
          Net current deferred tax liabilities.....................        11,443     10,932
                                                                        ---------    -------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

                                                                         Jan. 31,     Feb. 1,
                                                                          1999         1998
                                                                        ---------    --------
Net long-term deferred tax liabilities:
     Property, buildings and equipment...........................           1,957       2,096
     Other.......................................................           3,680       1,836
     Capital leases..............................................          (3,655)     (3,377)
     Tax benefit carryforward....................................             -          (800)
                                                                        ---------    --------
         Net long-term deferred tax (asset) liabilities                     1,982        (245)
                                                                        ---------    --------
Net total deferred tax liabilities..............................        $  13,425    $ 10,687
                                                                        =========    ========



         Net long-term deferred tax (asset) liabilities are classified with other assets or other long-term liabilities in the consolidated balance sheets of the Company.

H.    LEASES

         The majority of store facilities are leased under noncancellable leases. Substantially all of the store leases are net leases which require the payment of property taxes, insurance and maintenance costs in addition to rental payments. Certain leases provide for additional rentals based on a percentage of sales and have renewal options for one or more periods totaling from one to twenty years.

         At January 31, 1999 the future minimum lease payments under all capital and operating leases with rental terms of more than one year amounted to:



         Fiscal Year Ending                                              Capital      Operating
                                                                          Leases        Leases
                                                                        ---------    ----------
          2000...................................................       $   6,100    $   11,207
          2001...................................................           6,010         9,635
          2002...................................................           5,925         8,602
          2003...................................................           5,913         7,566
          2004...................................................           5,915         6,880
          Later years............................................          43,994        64,292
                                                                        ---------    ----------
          Total minimum obligations..............................          73,857    $  108,182
                                                                                     ==========
          Less amount representing interest......................          36,058
                                                                        ---------
          Present value of net minimum lease payments                      37,799
          Less current portion...................................           1,874
                                                                        ---------

          Long-term obligations..................................       $  35,925
                                                                        =========

         The minimum rentals under operating leases have not been reduced by minimum sublease rental income of $89 due in the future under noncancellable subleases of stores.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

         Total rental expense related to all operating leases (including those with terms less than one year) is as follows:

                                                                                    Year Ended
                                                                        ----------------------------------
                                                                         Jan. 31,     Feb. 1,      Feb. 2,
                                                                           1999         1998        1997
                                                                        ---------    --------     --------
         Minimum rentals.........................................       $  13,086    $ 11,669     $ 10,938
         Contingent rentals......................................             292         272          258
         Less sublease rental income.............................            (532)       (705)        (735)
                                                                        ---------    --------     --------
                                                                        $  12,846    $ 11,236     $ 10,461
                                                                        =========    ========     ========

I.  OTHER INCOME

         The following non-recurring other income items reduced selling, general and administrative costs during the:

                                                                                    Year Ended
                                                                        ----------------------------------
                                                                         Jan. 31,     Feb. 1,      Feb. 2,
                                                                           1999         1998        1997
                                                                        ---------    --------     --------
         Legal settlements.......................................       $   1,333    $    -       $   207
         Gain on sale of closed store properties.................             999         -            -
         Gain on sale of idle assets.............................             -           103          -
         Reduction of store closing reserve......................             535         -            -
                                                                        ---------    --------     --------
                                                                        $   2,867    $    103     $   207
                                                                        =========    ========     =======




J.  EMPLOYEE SAVINGS AND OTHER POSTEMPLOYMENT BENEFIT PLANS

         Pamida has adopted a 401(k) savings plan that covers all employees who are 21 years of age with one or more years of service. Participants can contribute from 1% to 15% of their pre-tax compensation. Pamida has currently elected to match 50% of the participant's contribution up to 5% of compensation. Pamida's savings plan contribution expenses for fiscal years 1999, 1998, and 1997 were $792, $765, and $770, respectively.

         Prior to December 1993, the Company had agreed to continue to provide health insurance coverage and pay a portion of the health insurance premiums until age 65 for individuals who retire if the individual was eligible to participate in the plan, had attained age 55, had completed ten or more consecutive years of service and elected to continue on the Company plan. The plan is unfunded, and the Company had the right to modify or terminate these benefits. In December 1993, the Company amended the Plan to no longer offer postretirement health benefits for employees retiring after February 1, 1994. The accumulated postretirement benefit obligation as of January 31, 1999 and February 1, 1998 and the components of periodic expense for postretirement benefits in fiscal 1999, 1998 and 1997 were insignificant.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)


K.   STOCK OPTIONS

         On November 24, 1992, the Board of Directors of the Company adopted the Pamida Holdings Corporation 1992 Stock Option Plan (the "1992 Plan"), which was approved by the Company's stockholders in May 1993. On March 5, 1998, the Board of Directors of the Company adopted the Pamida Holdings Corporation 1998 Stock Incentive Plan (the "1998 Plan") which was approved by the Company's stockholders in May 1998. The 1992 Plan and the 1998 Plan are administered by a Committee of the Board of Directors and provide for the granting of options to key employees of the Company and its subsidiaries to purchase up to an aggregate of 350,000 and 500,000 shares of Common Stock of the Company under the 1992 Plan and the 1998 Plan, respectively. The 1998 Plan also permits the granting of other types of awards in the form of Common Stock of the Company; none have been granted. Options granted under the 1992 Plan and the 1998 Plan may be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options.

         Options granted under the 1992 Plan and the 1998 Plan will be exercisable during the period fixed by the Committee for each option at the time of its grant; however, in general, no option will be exercisable earlier than one year after the date of its grant, and no incentive stock option will be exercisable more than ten years after the date of its grant. The option exercise price must be at least 100% of the fair market value of the Common Stock on the date of the option grant. No compensation expense related to stock options was recorded during fiscal 1999, 1998 or 1997.

         A summary of the Company's stock-based compensation activity related to stock options for the last three fiscal years is as follows:


                                           Jan. 31, 1999                      Feb.  1, 1998                      Feb. 2, 1997
                                    -----------------------------       -----------------------------      ------------------------
                                                      Weighted                            Weighted                      Weighted
                                                      Average                             Average                       Average
                                                      Exercise                            Exercise                      Exercise
                                      Number           Price              Number           Price            Number       Price
                                      ------          --------            ------          --------          ------      --------
Outstanding - beginning of year      322,433          $   4.19            302,816         $   4.39          296,546     $   5.05

Granted                              190,200              6.18             40,700             3.06           86,800         2.37

Expired/terminated                     2,100              2.94             21,083             4.93           80,530         4.66

Exercised                             55,156              3.45                -                -               -             -
                                     -------          --------            -------         --------          -------     --------
Outstanding - end of year            455,377          $   5.11            322,433         $   4.19          302,816     $   4.39
                                     =======          ========            =======         ========          =======     ========



         Options covering 154,337, 161,093 and 123,616 shares were exercisable at January 31, 1999, February 1, 1998 and February 2, 1997, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

         The following table summarizes information about stock options outstanding as of January 31, 1999:


                   Options Outstanding                                 Options Exercisable
----------------------------------------------------------------   ---------------------------
                                         Weighted
                                          Average       Weighted                      Weighted
                                         Remaining      Average                       Average
    Range of              Number        Contractual     Exercise     Number           Exercise
Exercise Prices        Outstanding         Life          Price     Exercisable         Price
---------------        -----------      -----------     --------   -----------        --------
 $1.94 - $2.78            68,240         7.5 Years       $2.34        22,760           $2.32
  3.06                    37,137         8.1 Years        3.06         6,977            3.06
  3.63 -  5.75           144,400         5.6 Years        5.02       101,800            4.91
  6.31 -  7.19           205,600         8.9 Years        6.47        22,800            7.19
                         -------         ---------       -----       -------           -----
 $1.94 - $7.19           455,377         7.8 Years       $5.11       154,337           $4.78
 =============           =======         =========       =====       =======           =====


         If compensation cost for the Company's Plan had been determined based on the fair value at the grant dates of awards under the Plan consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below:


                                                        Jan. 31,     Feb. 1,            Feb. 2,
                                                          1999        1998               1997
                                                        --------     -------           --------
Net income (loss)                       As reported      $4,546      $5,370            $(1,187)
                                        Pro forma         4,402       5,326             (1,235)

Basic net income (loss) per share       As reported         .50         .92               (.24)
                                        Pro forma           .49         .91               (.25)

Diluted  net income (loss) per share    As reported         .50         .91               (.24)
                                        Pro forma           .48         .91               (.25)


         The weighted average fair value of options granted during the year was $2.07, $1.43 and $0.70 per option for fiscal 1999, 1998 and 1997, respectively. The fair value of options granted under the Plan was estimated at the date of grant using a binomial option pricing model with the following assumptions:


                                                        Jan. 31,     Feb. 1,            Feb. 2,
                                                          1999        1998               1997
                                                        --------     -------           --------
Risk-free interest rate                                   5.2 %       6.5 %              6.0 %
Dividend yield                                              -            -                 -
Expected volatility                                       8.3 %       8.4 %              8.1 %
Expected life (years)                                     7.5 years   6.0 years          6.6 years


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

L. EXCHANGE OF DEBT AND PREFERRED STOCK FOR COMMON STOCK AND RELATED EXTRAORDINARY ITEM

         On November 14, 1997, the stockholders of the Company approved various proposals necessary to effect the payment of all of the Company's outstanding Senior Promissory Notes, Subordinated Promissory Notes and Junior Subordinated Promissory Notes (collectively, the "Notes") with common stock and to change and reclassify all of the Company's outstanding preferred stock into common stock.

         In connection with these transactions, which became effective on November 18, 1997, the Company issued 965,497 shares of Common Stock and 3,050,473 shares of Nonvoting Common Stock. The Nonvoting Common Stock was issued only to 399 Venture Partners, Inc. ("Venture"), an affiliate of Citigroup Inc., and is convertible into Common Stock on a share-for-share basis upon certain conditions. Common Stock was issued to all other holders of Notes and to all holders of Preferred Stock.

         The aggregate redemption value of the Preferred Stock at the effective date of the transactions was $2,968, comprised of $1,000 per share stated liquidation value plus accrued dividends. The aggregate principal amount and accrued interest on the Notes at the effective date of the transactions was $33,175. Based upon a value of $9 per share for purposes of the transactions,
(i) 329,815 shares of Common Stock were issued to the holders of Preferred Stock resulting in a net gain to the Company of $756, credited directly to accumulated deficit, (ii) 635,682 shares of Common Stock were issued to Note holders other than Venture resulting in a net gain to the Company of $1,735, reflected as an extraordinary item in the consolidated statement of operations, and (iii) 3,050,473 shares of Nonvoting Common Stock were issued to Venture resulting in a net gain to the Company of $7,571, credited directly to paid-in capital. These net gains represent the excess of the value of the Common Stock for purposes of the transactions over the value of the stock as determined by the closing market price of the Common Stock as of the transaction date, net of applicable transaction costs, unamortized discounts, and income taxes.


M. CAPITAL STOCK

         As described in Note L, the Company issued an additional 965,497 shares of Common Stock and 3,050,473 shares of Nonvoting Common Stock during fiscal 1998. During fiscal 1999, 55,156 shares of Common Stock were issued upon the exercise of stock options. The Company had 6,025,595 shares of Common Stock and 3,050,473 shares of Nonvoting Common Stock outstanding at January 31, 1999. The Nonvoting Common Stock is held entirely by 399 Venture Partners, Inc. which is also the Company's largest holder of Common Stock. The Nonvoting Common Stock is convertible into Common Stock on a share-for-share basis upon certain conditions. The Company had 5,970,439 shares of Common Stock and 3,050,473 shares of Nonvoting Common Stock outstanding at February 1, 1998.

N. PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION

         Note L describes the change and reclassification of all preferred stock into common stock of the Company, effective November 18, 1997. Prior to the reclassification, the Company was obligated to redeem all outstanding shares of senior cumulative and junior cumulative preferred stock on December 31, 2001, at a price not to exceed the liquidation value which was $1,000 per share plus any accrued dividends. Subject to certain loan restrictions, the Company could, at any time, have redeemed all or any portion of the preferred stock outstanding at a price of $1,000 per share plus any accrued dividends.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

         Each share of senior cumulative and junior cumulative preferred stock entitled its holder to receive a quarterly dividend of 16.25% and 14.25% per annum, respectively, of the liquidation value from the date of issuance until redeemed. Both series of preferred stock were nonvoting, and any unpaid dividends were added to the liquidation value until paid.

         Because of the accumulated deficit which resulted primarily from the store closings and the write-off of goodwill and other long-lived assets recognized in the fourth quarter of fiscal 1996, applicable corporate law did not permit the Company or Pamida to declare or pay any cash dividends on any stock in fiscal 1998 or 1997. A provision for preferred stock dividends was recorded in the fiscal 1998 and 1997 financial statements. As a result of the reclassification of the preferred stock into common stock, the Company's obligation for further preferred stock dividend payments or accruals has been eliminated.

         The difference between the fair value of the junior cumulative preferred stock at issuance and the mandatory redemption value was recorded through periodic accretions, using the effective interest method with a related charge to retained earnings.

O. COMMITMENTS AND CONTINGENCIES

         Pamida has employment agreements with three key executive officers which expire in 2000 and 2001. In addition to a base salary, the agreements provide for a bonus to be paid if certain Company performance goals are achieved. Also, in March 1997, the Board of Directors approved a long-term incentive compensation program in order to enhance retention of certain key members of management. Payout under such program is tied to continued employment and future Company common stock price appreciation.

         On January 31, 1999, the Company had standby letters of credit outstanding totaling $4,879 related to the Company's self-insured retention of workers' compensation and general liabilities as well as future rental payments on a distribution center. Additional letters of credit outstanding totaling $4,057 were committed for purchases of merchandise inventory.

P. STORE CLOSING RESERVES

         During fiscal 1996, the Company recognized a $21,397 charge reflecting management's best estimate of total costs to close forty unprofitable or competitive market stores which did not fit the Company's niche market strategy. Remaining expected future charges are recorded in the store closing reserve. The amounts the Company will ultimately realize from the disposal of assets or pay on the resolution of liabilities may differ from the estimated amounts established in the 1996 store closing reserve.

         The 1996 store closing reserve balance as of January 28, 1996 included amounts related to real estate, inventory, severance, professional fees and other costs of closing the forty stores. The liquidation of the closed stores' inventory was completed in the second quarter of fiscal 1997. As of January 31, 1999, all known ancillary costs of the store closings have been paid except those related to the remaining real estate. During fiscal 1997, 1998 and 1999 the Company negotiated settlements on twenty-seven closed store properties which had been leased, three of which have been subleased, and sold eight closed store properties which had been owned. As of January 31, 1999, the Company remains liable for lease obligations on five closed store properties. The Company anticipates that final disposition of the remaining obligations will be accomplished in fiscal 2000 and 2001.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)

         The 1996 store closing reserve activity and amounts included in the balance sheets are as follows:


                                                                       1996 Store Closing Reserves
                                                     ------------------------------------------------------------
                                                      Amount included           Amount included
                                                      in other accrued           in other long-
                                                          expenses              term liabilities           Total
                                                     ------------------         -----------------         -------
Balance at January 28, 1996..................        $        7,818             $        2,619            $10,437
Payments applied to reserve..................                 3,297                        429              3,726
                                                     ------------------         -----------------         -------
Balance at February 2, 1997..................                 4,521                      2,190              6,711
Payments applied to reserve..................                 2,957                        500              3,457
                                                     ------------------         -----------------         -------

Balance at February 1, 1998..................                 1,564                      1,690              3,254
Payments applied to reserve..................                   477                        955              1,432
Reduction in the required reserve............                     -                        535                535
                                                     ------------------         -----------------         -------
Balance at January 31, 1999..................        $        1,087             $          200            $ 1,287
                                                     ==================         =================         =======


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
(DOLLAR AMOUNTS IN THOUSANDS - EXCEPT PER SHARE DATA) - (CONTINUED)




Q. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

         The following is a summary of the quarterly results of operations for the years ended January 31, 1999 and February 1, 1998:


Fiscal 1999                                            May 3,           August 2,       November 1,      January 31,
-----------                                             1998              1998             1998             1999            Year
                                                      ---------         ---------       -----------      -----------      ---------
Sales ........................................        $ 144,532         $ 170,169        $ 157,585        $ 200,108       $ 672,394
Gross profit .................................           34,360            43,308           37,306           52,594         167,568
Net (loss) income ............................           (2,301)            1,483              535            4,829           4,546

Basic and diluted (loss)
   income per share ..........................        $    (.26)        $     .16        $     .06        $     .53       $     .50
                                                      =========         =========        =========        =========       =========


Fiscal 1998                                            May 4,           August 3,       November 2,      February 1,
-----------                                             1997              1997             1997             1998            Year
                                                      ---------         ---------       -----------      -----------      ---------
Sales .....................................           $ 144,564         $ 163,217        $ 158,749        $ 190,487       $ 657,017
Gross profit ..............................              33,268            41,502           37,854           49,311         161,935

(Loss) income before
     extraordinary item ...................              (5,459)              563              340            7,842           3,286

Extraordinary item ........................                  --                --               --            1,735           1,735

Net (loss) income .........................              (5,459)              563              340            9,577           5,021
Effect of preferred stock
    reclassification ......................                  --                --               --              756             756
Less provision for preferred
     dividends and discount
     amortization .........................                (105)             (165)            (137)              --            (407)
                                                      ---------         ---------        ---------        ---------       ---------
Net (loss) income available
     for common shares ....................           $  (5,564)        $     398        $     203        $  10,333       $   5,370
                                                      =========         =========        =========        =========       =========

Basic (loss) income per share:
   (Loss) income before
      extraordinary item ...................          $   (1.11)        $     .08        $     .04        $    1.03       $     .62
   Extraordinary item ......................                 --                --               --              .21             .30
                                                      ---------         ---------        ---------        ---------       ---------

   Basic (loss) income .....................          $   (1.11)        $     .08        $     .04        $    1.24       $     .92
                                                      =========         =========        =========        =========       =========

Diluted (loss) income per share:
   (Loss) income before
      extraordinary item ...................          $   (1.11)        $     .08        $     .04        $    1.02       $     .62
   Extraordinary item ......................                 --                --               --              .21             .29
                                                      ---------         ---------        ---------        ---------       ---------

   Diluted (loss) income ...................          $   (1.11)        $     .08        $     .04        $    1.23       $     .91
                                                      =========         =========        =========        =========       =========


                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (Unaudited)


ASSETS:                                                                          May 2,             May 3,
  Current assets:                                                                 1999               1998
                                                                                ---------          ---------
    Cash                                                                        $   9,568          $  11,738
    Accounts receivable, less allowance for
      doubtful accounts of $50 in both years                                       11,598              8,457
    Merchandise inventories                                                       187,867            168,480
    Prepaid expenses                                                                4,020              3,817
                                                                                ---------          ---------
       Total current assets                                                       213,053            192,492

  Property, buildings and equipment, less accumulated
    depreciation and amortization of $70,911 and $64,492                           39,419             40,342
  Leased property under capital leases, less accumulated
    amortization of $18,679 and $16,023                                            27,599             24,545
  Deferred financing costs                                                          2,127              2,607
  Other assets                                                                     34,107             21,050
                                                                                ---------          ---------
                                                                                $ 316,305          $ 281,036
                                                                                =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities:
    Accounts payable                                                            $  57,412          $  66,884
    Loan and security agreement                                                    90,404             55,923
    Accrued compensation                                                            3,532              4,169
    Accrued interest                                                                2,708              2,255
    Store closing reserve                                                                                973
    Other accrued expenses                                                         15,684             14,393
    Income taxes - deferred and current payable                                     8,980              9,920
    Current maturities of long-term debt                                               47                 47
    Current obligations under capital leases                                        1,908              1,827
                                                                                ---------          ---------

       Total current liabilities                                                  180,675            156,391

  Long-term debt, less current maturities                                         140,231            140,277
  Obligations under capital leases, less current obligations                       35,423             31,697
  Other long-term liabilities                                                      11,686              7,247
  Commitments and contingencies                                                        --                 --
  Common stockholders' equity:
    Common stock, $.01 par value; 25,000,000 shares authorized; 6,026,495 and
      5,970,439 shares issued and outstanding                                          60                 60
    Nonvoting common stock, $.01 par value; 4,000,000 shares authorized;
      3,050,473 shares issued and outstanding                                          30                 30
    Additional paid-in capital                                                     30,779             30,586
    Accumulated deficit                                                           (82,579)           (85,252)
                                                                                ---------          ---------

      Total common stockholders' deficit                                          (51,710)           (54,576)
                                                                                ---------          ---------
                                                                                $ 316,305          $ 281,036
                                                                                =========          =========






See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in Thousands, Except Per Share Amounts)
                                   (Unaudited)



                                                          Three Months Ended
                                                          ------------------
                                                        May 2,          May 3,
                                                         1999            1998
                                                      -------------------------
Sales                                                 $ 154,370       $ 144,532

Cost of goods sold                                      118,853         110,172
                                                      ---------       ---------

Gross profit                                             35,517          34,360
                                                      ---------       ---------

Expenses:
  Selling, general and administrative                    35,600          31,580
  Interest                                                6,741           6,509
                                                      ---------       ---------

                                                         42,341          38,089
                                                      ---------       ---------

Loss before income tax benefit                           (6,824)         (3,729)

Income tax benefit                                        2,650           1,428
                                                      ---------       ---------


Net loss                                              $  (4,174)      $  (2,301)
                                                      =========       =========

Basic and diluted loss per common share               $    (.46)      $    (.26)
                                                      =========       =========














See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                                 Three Months Ended
                                                                                 -------------------
                                                                                   May 2,    May 3,
                                                                                   1999       1998
                                                                                 --------   --------
CASHFLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $ (4,174)   $ (2,301)
                                                                                --------    --------
  Adjustments to reconcile net loss to net cash from operations:
      Depreciation and amortization of fixed assets
        and intangibles                                                            3,739       3,023
      Provision for LIFO inventory valuation                                         100         250
      (Gain) loss on disposal of assets                                                2        (999)
      Decrease in store closing reserve                                             (238)       (670)
      Increase in merchandise inventories                                         (7,904)    (15,803)
      Increase in other operating assets                                          (1,806)     (1,359)
      Increase in accounts payable                                                 3,640      19,197
      Decrease in interest payable                                                (3,906)     (4,413)
      Decrease in income taxes payable                                            (2,760)     (2,626)
      Increase in other operating liabilities                                      2,097       1,526
                                                                                --------    --------
         Total adjustments                                                        (7,036)     (1,874)
                                                                                --------    --------
           Net cash from operating activities                                    (11,210)     (4,175)
                                                                                --------    --------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Changes in constructed stores to be refinanced
     through lease financing                                                      (6,267)       (278)
     Capital expenditures                                                         (2,980)     (2,495)
       Capitalized software costs                                                 (1,019)     (2,040)
       Proceeds from disposal of assets                                                5       2,071
       Principal payments received on notes receivable                                 5           5
       Proceeds from sale-leaseback of store facility                                 --       1,592
                                                                                --------    --------
           Net cash from investing activities                                    (10,256)     (1,145)
                                                                                --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under loan and security agreement, net                               23,907      10,729
  Principal payments on capital lease obligations                                   (468)       (475)
  Refunds received for deferred finance costs                                         15          --
  Principal payments on other long-term debt                                         (11)        (12)
  Proceeds from exercise of stock options                                              3          --
                                                                                --------    --------
 Net cash from financing activities                                               23,446      10,242
                                                                                --------    --------
Net increase in cash                                                               1,980       4,922
Cash at beginning of year                                                          7,588       6,816
                                                                                --------    --------
Cash at end of period                                                           $  9,568    $ 11,738
                                                                                ========    ========


                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                              Three Months Ended
                                                              ------------------
                                                               May 2,    May 3,
                                                                1999      1998
                                                                ----      ----


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
(1)  Cash paid (received) during the period for:
       Interest                                              $ 10,488   $10,774
       Income taxes:
         Payments to taxing authorities                           940     1,315
         Refunds received from taxing authorities                (830)     (117)










See notes to consolidated financial statements.

                   PAMIDA HOLDINGS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 THREE MONTHS ENDED MAY 2, 1999 AND MAY 3, 1998
                                   (Unaudited)
                             (Dollars in Thousands)

1.       Management Representation

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments necessary for a fair presentation of the results of operations for the interim periods have been included. All such adjustments are of a normal recurring nature. Because of the seasonal nature of the business, results for interim periods are not necessarily indicative of a full year's operations. The accounting policies followed by Pamida Holdings Corporation (the "Company") and additional footnotes are reflected in the consolidated financial statements contained in the Form 10-K Annual Report of the Company for the fiscal year ended January 31, 1999.

2.       Inventories

         Substantially all inventories are stated at the lower of cost (last-in, first-out) or market. Total inventories would have been higher at May 2, 1999 and May 3, 1998 by $7,665 and $7,430 respectively, had the FIFO (first-in, first-out) method been used to determine the cost of all inventories. Quarterly LIFO inventory determinations reflect assumptions regarding fiscal year-end inventory levels and the estimated impact of annual inflation. Actual inventory levels and annual inflation could vary from estimates made on a quarterly basis.

3.       Earnings Per Common Share

         Basic income per common share are based on the weighted average outstanding common shares during the period. Diluted income per share are based on the weighted average outstanding common shares and the effect of all dilutive potential common shares, including stock options.

4.       New Accounting Pronouncements

         In June 1998, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which established accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the Company in the first quarter of fiscal year 2002. The Company has not yet determined the effect of this statement.

5.       Pending Merger with ShopKo

         On May 10, 1999, the Company entered into an Agreement and Plan of Merger (the "Agreement") with ShopKo Stores, Inc. ("ShopKo") and a wholly owned subsidiary of ShopKo (the "Merger Sub") pursuant to which the Merger Sub on May 17, 1999, began a tender offer for all of the outstanding shares of Common Stock of the Company at a price of $11.50 in cash net to the seller (the "Offer"). Following the completion of the Offer, the Merger Sub will be merged into the Company, all remaining outstanding shares of Common Stock and Nonvoting Common Stock of the Company (other than shares owned by the Company, ShopKo, the Merger Sub, and any of their direct or indirect wholly owned subsidiaries, which will be canceled) will be converted into the right to receive $11.50 per share, and the Company will become a wholly owned subsidiary of ShopKo.

6.       Reclassifications

         Certain reclassifications have been made to the prior year's financial statements to conform to the current year's presentation.


         (b)      Pro Forma Financial Information

         The following unaudited pro forma consolidated financial statements are filed herewith:

         Pro Forma Consolidated Balance Sheet as of May 1, 1999.

         Pro Forma Consolidated Statement of Operations for the thirteen weeks ended May 1, 1999.

         Pro Forma Consolidated Statement of Operations for the Fiscal Year ended January 31, 1999.

         Notes to the Pro Forma Consolidated Financial Statements

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of Pamida Holdings Corporation ("Pamida") by ShopKo Stores, Inc. (the "Company"), through its wholly-owned subsidiary, ShopKo Merger Corp. ("Merger Corp."). The acquisition of Pamida by the Company (the "Pamida Acquisition") was consummated pursuant to an Agreement and Plan of Merger, dated as of May 10, 1999, by and among the Company, Merger Corp. and Pamida (the "Merger Agreement").

In consummation of the acquisition, a total of $104.4 million was disbursed as follows:

         (i) $67.9 million was disbursed on July 6, 1999 to tendering holders of the voting common stock;

         (ii)  $35.1 was disbursed on July 6, 1999 to 399 Venture Partners; and

         (iii) $1.4 was disbursed to non-tendering holders of the voting common stock.

The Company utilized cash from its operations to fund the Pamida Acquisition.

The Pamida Acquisition will be accounted for under the purchase method of accounting, and as such, the final calculated purchase price will be allocated to the fair value of tangible assets and the excess of cost over net assets acquired.

The pro forma condensed consolidated balance sheet as of May 1, 1999 assumes the acquisition took place on that date and is based on the respective unaudited historical consolidated balance sheets, reported on both the Company's and Pamida's Form 10-Q, filed with the Securities and Exchange Commission. The pro forma adjustments record the proforma purchase price of $104.4 million, which includes professional fees and other costs, and allocate the pro forma purchase price to the assets acquired and the liabilities assumed based on their preliminary estimated fair market values on the date of acquisition.

The pro forma consolidated statements of operations for the thirteen weeks ended May 1, 1999 and for the fiscal year ended January 30, 1999 ("Fiscal 1998") assume that the transaction was consummated at the beginning of Fiscal 1998, and are based on the respective historical consolidated statements of operations, reported on both the Company's and Pamida's Form 10-Q and Form 10-K.

The unaudited pro forma financial information and related notes are provided for informational purposes only and are not necessarily indicative of what the Company's actual financial position or results of operations would have been had the foregoing transaction been consummated on such dates, nor does it give effect to the synergies, cost savings and other charges expected to result from the Pamida Acquisition. Accordingly, the pro forma financial information does not purport to be indicative of the Company's financial position or results of operations as of the date hereof or for any period ended on the date hereof or as of or for any other future dates or periods.

              ShopKo Stores, Inc. and Pamida Holdings Corporation
       Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
                               As of May 1, 1999
                                (In thousands)


                                                             Historical              Pro Forma Adjustments
                                                             ----------              ---------------------
                                                                                                                    Pro Forma
                                                       ShopKo         Pamida      Conforming        Acquisition     Combined
                                                       ------         ------      ----------        -----------     --------

ASSETS
Current assets:
         Cash and cash equivalents                  $    84,240    $     9,568                (a)  $   (83,808)  $    10,000
         Receivables, less allowance for losses         124,860         11,598                              --       136,458
         Merchandise inventories                        483,876        187,867           --   (b)      (24,895)      646,848
         Other current assets                            11,594          4,020                              --        15,614
                                                    -----------    -----------    -----------      -----------   -----------
              Total Current Assets                      704,570        213,053           --           (108,703)      808,920

Other assets and deferred charges                         6,980         36,234        (31,009)(c)       33,374        45,579
Intangible assets - net                                  73,637                               (d)      162,055       235,692


Property and equipment at cost:
         Property building and equipment              1,168,811        110,330         31,009 (ce)     (21,506)    1,288,644
         Property under capital leases                   58,004         46,278                              --       104,282
                                                    -----------    -----------    -----------      -----------   -----------
                                                      1,226,815        156,608         31,009          (21,506)    1,392,926
Less accumulated depreciation and amortization:
         Property and equipment                         503,238         70,911                (e)      (70,911)      503,238
         Property under capital leases                   10,235         18,679                              --        28,914
                                                    -----------    -----------    -----------      -----------   -----------
         Net property and equipment                     713,342         67,018         31,009           49,405       860,774
         Total assets                               $ 1,498,529    $   316,305    $      --        $   136,131   $ 1,950,965
                                                    ===========    ===========    ===========      ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

         Short-term debt                            $   159,000    $    90,404                (f)  $    22,035   $   271,439
         Accounts payable - trade                       240,423         57,412                              --       297,835
         Accrued compensation and related taxes          35,488          3,532                (g)        8,839        47,859
         Accrued other liabilities                      146,080         18,392                (h)       38,034       202,506
         Accrued income and other taxes                  17,429          8,980                (i)        8,884        35,293
         Current portion of long-term obligations         2,734          1,955                (j)      146,629       151,318
                                                    -----------    -----------    -----------      -----------   -----------
              Total current liabilities                 601,154        180,675           --            224,421     1,006,250

Long-term obligations                                   409,543        187,340         (5,581)(k)     (140,000)      451,302
Deferred income taxes                                    26,831                         5,581 (k)           --        32,412
Shareholders' equity:
         Common stock                                       262             90                (l)          (90)          262
         Additional paid-in capital                     229,652         30,779                (l)      (30,779)      229,652
         Retained earnings                              231,087        (82,579)               (l)       82,579       231,087
                                                    -----------    -----------    -----------      -----------   -----------
              Total shareholders' equity                461,001        (51,710)          --             51,710       461,001
              Total liabilities and shareholders'
              equity                                $ 1,498,529    $   316,305    $      --        $   136,131   $ 1,950,965
                                                    ===========    ===========    ===========      ===========   ===========


*        All letter references correspond to Note 1

              ShopKo Stores, Inc. and Pamida Holdings Corporation
  Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
            For the First Quarter (Thirteen Weeks) Ended May 1, 1999
                     (In thousands, except per share data)



                                                            Historical                 Pro Forma Adjustments
                                                    -----------------------------------------------------------------------------
                                                                                                                      Pro Forma
                                                       ShopKo         Pamida      Conforming          Acquisition     Combined
                                                       ------         ------      ----------          -----------     --------

Revenues:
         Net sales                                     $ 759,857       $154,370                                      $    914,227
         Licensed department rentals and other
         income                                            2,918                                                            2,918
                                                       ---------       --------   -----------         ------------   ------------

                                                         762,775        154,370           -                      -        917,145
Costs and Expenses:
         Cost of sales                                   607,662        118,853                                           726,515
         Selling, general and administrative
         expenses                                        120,669         35,600        (3,739)(a)                         152,530
         Nonrecurring charge                                                                                                   -
         Depreciation and amortization expenses           17,648                        3,739 (abc)          2,664         24,051
                                                       ---------       --------   -----------         ------------   ------------
                                                         745,979        154,453            -                 2,664        903,096
Income from operations                                    16,796            (83)           -                (2,664)        14,049

Interest expense - net                                     9,692          6,741               (d)             (590)        15,843
                                                       ---------       --------   ----------          ------------   ------------
Earnings before income taxes and
         extraordinary item                                7,104         (6,824)          -                 (2,074)        (1,794)
Provision for income taxes                                 2,791         (2,650)              (e)           (1,762)        (1,621)
                                                       ---------       --------   ----------          ------------   ------------
Earnings before extraordinary item                         4,313         (4,174)         -                    (312)          (173)
Extraordinary (loss) on early retirement of debt,
         net of income taxes of $2,443                    (3,776)                                                          (3,776)
                                                       ---------       --------   ----------          ------------   ------------
Net earnings                                           $     537       $ (4,174)  $     -             $       (312)  $     (3,949)
                                                       =========       ========   =========           ============   ============



Basic earnings per common share                            $0.16         $(0.46)                                           $(0.01)

Extraordinary (loss) on early retirement of debt           (0.14)                                                           (0.14)
                                                       ---------       --------                                      ------------
Basic net earnings per common share                        $0.02         $(0.46)                                           $(0.15)
                                                       ---------       --------                                      ------------


Weighted average number  of common shares
         outstanding                                      26,140          9,074                                            26,140



Basic earnings per common share                            $0.16                                                           $(0.01)
Extraordinary (loss) on early retirement of debt           (0.14)                                                           (0.14)
                                                       ---------                                                     ------------
Basic net earnings per common share                        $0.02                                                           $(0.15)
                                                       ---------                                                     ------------

Weighted average number  of common shares
         outstanding                                      26,591                                                           26,591



*    All letter references correspond to Note 2

** Pamida diluted loss per share is the same as basic loss per share due to the small number of dilutive shares

              ShopKo Stores, Inc. and Pamida Holdings Corporation
  Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
                      For the Year Ended January 30, 1999
                     (In thousands, except per share data)


                                                            Historical                 Pro Forma Adjustments
                                                    --------------------------    --------------------------------  --------------
                                                       ShopKo         Pamida                                          Pro Forma
                                                      52 weeks       52 weeks     Conforming          Acquisition     Combined
                                                    --------------  ----------    ----------          ------------   -------------
Revenues:
         Net sales                                  $   2,981,451    $   672,394                                        $3,653,845

         Licensed department rentals and other
         income                                            12,325                                                           12,325
                                                    -------------    -----------   -----------       --------------     ----------
                                                        2,993,776        672,394                                         3,666,170
                                                                                             -                  -
Costs and Expenses:
         Cost of sales                                  2,318,979        504,826                                         2,823,805
         Selling, general and administrative
         expenses                                         471,546        134,288       (13,456)  (a)                       592,378
         Nonrecurring charge                                5,723                                                            5,723
         Depreciation and amortization expenses            67,590                       13,456 (abc)        10,657          91,703
                                                    -------------    -----------   -----------       -------------      ----------
                                                        2,863,838        639,114             -              10,657       3,513,609
Income from operations                                    129,938         33,280             -             (10,657)        152,561
Interest expense - net                                     38,311         25,847                 (d)        (2,362)         61,796
                                                    -------------    -----------   -----------       -------------      ----------
Earnings before income taxes                               91,627          7,433             -              (8,295)         90,765
Provision for income taxes                                 35,991          2,887                 (e)        (1,249)         37,629
                                                    -------------   ------------   -----------       -------------      ----------
Net earnings                                        $      55,636    $     4,546   $         -       $      (7,046)     $   53,136
                                                    =============    ===========   ===========       =============      ==========


Basic net earnings per common share                 $        2.14    $      0.50                                        $     2.04
Weighted average common shares                             26,035          9,092                                            26,035
                                                    =============    ===========                                        ==========


Diluted net earnings per common share               $        2.10                                                       $     2.00
Weighted average common and common equivalent
shares                                                     26,517                                                           26,517
                                                    =============                                                       ==========




*    All letter references correspond to Note 2

** Pamida diluted loss per share is the same as basic loss per share due to the small number of dilutive shares

Notes to accompany the unaudited pro forma combined financial statements.


Note 1 - Pro forma adjustments as of May 1, 1999

The pro forma adjustments to the unaudited pro forma combined condensed balance sheet reflect the purchase of Pamida and the allocation of the pro forma purchase price to the acquired assets and the assumed liabilities based on the preliminary estimate of their fair market value at the date of acquisition. The pro forma adjustments include the impact of conforming Pamida accounting policies to those of the Company.

a) Cash and cash equivalents - The adjustment is the pro forma decrease in cash used to fund a portion of the $104.4 million distributed in consummation of the acquisition.

b) Merchandise inventories - The adjustment reflects the net value expected to be realized upon liquidation of the inventory in the acquired Pamida stores.

c) Other assets and deferred charges - The adjustment reflects the elimination of historical deferred financing fees, the recording of preliminary favorable leasehold and noncompete contract valuations. In addition, certain Pamida historical assets were reclassed to property and equipment to be consistent with the Company's historical financial statement presentation.

d) Intangible assets, net - The adjustment reflects the goodwill and identified intangible assets recorded in connection with the Pamida Acquisition.

e) Fixed assets, net - The net adjustment includes a revaluation of all categories of property and equipment to fair market value.

f) Short-term debt - The adjustment reflects the fee for early termination of the Pamida facility and the pro forma increase for borrowings necessary to fund a portion of the $104.4 million distributed in consummation of the acquisition.

g) Accrued compensation and related taxes - The adjustment reflects employee separation and severance agreement costs due to the merger.

h) Accrued other liabilities - The adjustment reflects the anticipated costs associated with the closing of certain Pamida stores, in addition to accrued expenses related to the transaction.

i) Accrued income and other taxes - The adjustment reflects the tax impact of deductible accrued expenses and identifiable intangible assets.

j) Current portion of long-term obligations - The adjustment reflects the reclassification of the outstanding Pamida Senior Subordinated Notes to current liabilities as it is the Company's intention to repay the notes within the succeeding twelve months. The balance was increased for the call premium required in the Note agreement.

k) Long-term obligations - The adjustment reflects the reclass of certain Pamida historical long-term obligations to deferred income taxes to be consistent with the Company's historical financial statement presentation.

l) Shareholders' equity - The adjustments reflect the elimination of the historical shareholders' equity of Pamida.





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



Note 2 - Pro forma adjustments for the thirteen weeks ended May 1, 1999 and the fiscal year ended January 30, 1999.


The adjustments to the unaudited pro forma combined consolidated income statements reflect the purchase of Pamida and the conforming of Pamida's financial statement presentation to that of the Company.

(a) Historical Depreciation and Amortization Expense is reclassed from selling, general and administrative expenses.

(b) Depreciation and Amortization Expense was adjusted to reflect the fair market revaluation of Pamida property and equipment.

(c) Amortization of purchase price in excess of assets acquired was added (35 year amortization period).

(d)    Interest expense was adjusted as follows (in thousands):


                                                               Thirteen Weeks        Fiscal Year
                                                                   Ended                Ended
                                                                May 1, 1999        January 30, 1999
                                                             ----------------        ------------
     Additional interest costs recorded
         relating to the purchase of
         Pamida                                                  $1,422               $ 5,688

      Change in interest on revalued
         debt                                                    (2,012)               (8,050)
                                                                 -------              -------
                                                                 $ (590)              $(2,362)
                                                                 =======              =======




(e) Income taxes were adjusted to record the tax effect of the additional depreciation and amortization associated with the revaluation of assets to fair market value and decreased interest expense.


Note 3

The costs of closing certain Pamida stores has been recorded in the pro forma combined consolidated balance sheet. The pro forma combined consolidated income statement has not been adjusted to reflect the impact that closing the stores or reducing overhead will have on continuing operations. The store closing reserves impact on earnings has not been reflected in the pro forma combined consolidated financial statements.

Note 4

The payment of $7 million for employee retention agreements is a nonrecurring charge directly attributable to this transaction and will be included in the expenses of the Company within the twelve months succeeding the transaction. The charge has not been reflected in the pro forma combined consolidated financial statements.

(c)  Exhibits

See the Exhibit Index which is incorporated herein by reference.

                                INDEX TO EXHIBITS


Exhibit No.       Description


1.1 Form of Purchase Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K dated July 6, 1999 (the "July 6, 1999 Form 8-K")).

2.1 Agreement and Plan of Merger dated as of May 10, 1999 by and among ShopKo Stores, Inc. its wholly-owned subsidiary, ShopKo Merger Corp., and Pamida Holdings Corporation (incorporated by reference to Exhibit 99 (c) (1) to the ShopKo Stores, Inc. and ShopKo Merger Corp. Schedule 14d-1 filed on May 17, 1999).

2.2 Stockholder and Purchase Agreement dated as of May 10, 1999 by and among ShopKo Stores, Inc. its wholly-owned subsidiary, ShopKo Merger Corp., and 399 Venture Partners, Inc. (incorporated by reference to Exhibit 99 (c) (2) to the ShopKo Stores, Inc. and ShopKo Merger Corp. Schedule 14D-1 filed on May 17, 1999).

5.1 Opinion and Consent of Godfrey & Kahn, S.C. (incorporated by reference to the July 6, 1999 Form 8-K).

23.1              Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).

23.2              Consent of Deloitte & Touche LLP.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              SHOPKO STORES, INC.
                                                  Registrant




Dated: September 20, 1999                     By:  /s/ Richard D. Schepp
                                                   -----------------------------
                                                   Richard D. Schepp
                                                   Senior Vice President General
                                                   Counsel and Secretary
                                                   (Duly Authorized Officer of
                                                   Registrant)


Dated: September 20, 1999                     By:  /s/ Jeffery R. Simons
                                                   -----------------------------
                                                   Jeffery R. Simons
                                                   Vice President and Controller
                                                   (Chief Financial Officer and
                                                   Duly Authorized Officer of
                                                   Registrant)